  EXHIBIT 99.1

1606 Corp. Reports Great Success on IR Chat Sales Push and Shows Increased Revenue Last Quarter

Seattle, WA – May 21, 2024 - 1606 Corp. (OTC Pink: CBDW) (the “Company,” “1606,” or “CBDW”), a leader in innovative AI chatbot solutions, is pleased to provide an update on our recent sales push for IR Chat and the latest Company filings. We are thrilled to announce several significant milestones that mark our continued growth and success in the industry.

Key Highlights:

Partnership with ISO Company:

We have successfully partnered with an Independent Sales Organization (ISO) to enhance our client acquisition efforts. This strategic alliance will enable us to expand our reach and bring our cutting-edge IR Chat solutions to a broader audience. The ISO's established network of over 50 clients and decades of expertise in sales will allow us to tap into new sales channels, accelerating our growth trajectory. This partnership is expected to significantly boost our client base and drive higher sales volumes in the coming months. The Company has already been introduced to multiple companies to use the bot for their public company websites.

First IR Chat Bot Client:

We are excited to announce that we have signed our first IR chatbot bot client, marking a significant achievement for our team. This client, a well-known player in the Solar industry, Singlepoint (CBOE: SING), will be utilizing our IR Chat technology to enhance their customer service and engagement strategies. The deployment of our chatbot will streamline their communication processes, improve customer satisfaction, and reduce operational costs. This success story is a testament to the versatility and effectiveness of our chatbot solutions, and we anticipate this will pave the way for more clients to adopt our technology.

Strong Financial Performance:

Our first-quarter financial results demonstrate an increase in revenue compared to last year's 1st quarter, driven by new client acquisitions and higher demand for our products and services. This growth is a testament to the effectiveness of our sales strategies and the strong demand for our innovative solutions. Our financial stability and consistent growth enable us to reinvest in research and development, ensuring that we continue to offer state-of-the-art technology to our clients.

CEO's Statement:

"Our team is incredibly excited about the future of the Company. The partnerships we have formed and the clients we have onboarded are just the beginning. We are committed to continuing this momentum. We believe that our innovative solutions with IR Chat will revolutionize the way businesses interact with their customers," said Greg Lambrecht, CEO of 1606 Corp.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots . Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For inquiries, please contact:

Greg Lambrecht

CEO, 1606 Corp.

Email: greg@1606corp.com

Website: cbdw.ai

Austen Lambrecht

Vice President

austen@1606corp.com

602-503-3279

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